Exhibit 99.1

Roblox Reports First Quarter 2021 Financial Results

Revenue Up 140% Over Prior Year to $387.0 Million

Bookings Increase 161% Over Prior Year to $652.3 Million

SAN MATEO, Calif., May 10, 2021 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its first quarter 2021 financial results today and separately posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.

First Quarter 2021 Financial Highlights

•	Revenue increased 140% over Q1 2020 to $387.0 million

•	Net Loss for Q1 2020 was $134.2 million

•

Net cash provided by operating activities increased nearly 4x over Q1 2020 to $164.5 million (including one-time direct listing expenses of $51.9 million). Exclusive of one-time expenses related to our direct listing, net cash provided by operating activities would have been $216.4 million.

•	Bookings increased 161% over Q1 2020 to $652.3 million

•	Free Cash Flow increased 4.1x over Q1 2020 to $142.1 million

•	Average Daily Active Users (DAUs) were 42.1 million, an increase of 79% year over year driven by:

•	87% growth in DAUs outside of the US/Canada

•	111% growth in DAUs over the age of 13

•	Hours Engaged were 9.7 billion, an increase of 98% year over year primarily driven by:

•	104% growth in engagement in markets outside of the US/Canada

•	128% growth from users over the age of 13

•	Average Bookings per DAU (ABPDAU) was $15.48, an increase of 46% year over year

April 2021 Key Metric Estimates

•	Daily active users were 43.3 million, up 37% from April of last year and up sequentially from 42.3 million in March 2021

•	Hours engaged were 3.2 billion, up 18% year over year and flat sequentially from March 2021

•	Bookings were between $242 million and $245 million, up 59% - 61% year over year and up sequentially 7% - 9% from March 2021 when bookings were $225.3 million

•	Average bookings per DAU were between $5.59 - $5.66, up 16% - 17% year over year and 5% - 6% sequentially from March 2021

•	Revenue was $143 million - $145 million, up 136% - 140% year over year and 5% - 7% sequentially from March 2021

“A fundamental part of being human is connecting with others, and we’re inspired by the way in which the Roblox community creates and shares experiences to play, work and even learn together,” said David Baszucki, Roblox CEO. “The opportunity of what we’re building at Roblox is massive, and we will continue to make long-term investments as we build a human co-experience platform that enables shared experiences among billions of users.”

“Our first quarter 2021 results enabled us to continue investing aggressively in the key areas that we believe will drive long term growth and value, specifically hiring talented engineering and product professionals and growing the earnings for our developer community,” said Michael Guthrie, Chief Financial Officer of Roblox. “We believe we must continue to innovate and so remain focused on building great technology to make progress on our key growth vectors, primarily international expansion and expanding the age demographic of our users.”

Earnings Q&A Session

Roblox will host a live Q&A session to answer questions regarding their first quarter 2021 results on Tuesday, May 11, 2021 at 5:30 a.m. Pacific Time. The webcast will be open to the public at ir.roblox.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our product development, investment strategy, business strategy and plans. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our registration statement on Form S-1 filed with, and declared effective by, the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new users and revenue generated from users; our ability to retain and expand our user base; the impact of the COVID 19 pandemic restrictions on our business; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; our ability to successfully develop and deploy new technologies to address the needs of our users; our ability to maintain and enhance our brand and reputation; our ability to hire and retain talent; news or social media coverage of the Company, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; and any breach or access to user or third-party data. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in our registration statement on Form S-1.

The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.

ROBLOX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$386,976	$161,570
Cost and expenses:
Cost of revenue(1)	97,937	41,793
Developer exchange fees	118,938	44,499
Infrastructure and trust & safety	94,136	52,620
Research and development	96,644	49,409
General and administrative	94,375	30,558
Sales and marketing	20,002	15,657

Total cost and expenses	522,032	234,536
Loss from operations	(135,056)	(72,966)
Interest income	5	1,247
Other expense, net	(1,050)	(3,157)

Loss before provision for income taxes	(136,101)	(74,876)
Provision for income taxes	2	1

Consolidated net loss	(136,103)	(74,877)
Net loss attributable to the noncontrolling interest	(1,886)	(498)

Net loss attributable to common stockholders	$(134,217)	$(74,379)

Net loss per share attributable to common stockholders, basic and diluted	$(0.46)	$(0.44)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	291,074	169,542

(1) Depreciation	of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except par values)

(unaudited)

	As of
	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,600,530	$893,943
Accounts receivable—net of allowances	233,781	246,986
Prepaid expenses and other current assets	29,135	26,274
Deferred cost of revenue, current portion	309,388	256,928

Total current assets	2,172,834	1,424,131
Property and equipment—net	209,794	206,415
Operating lease right-of-use assets	205,117	—
Deferred cost of revenue, long-term	123,595	113,793
Intangible assets, net	40,202	42,326
Goodwill	59,568	59,568
Other assets	4,969	1,567

Total assets	$2,816,079	$1,847,800

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$8,269	$12,012
Accrued expenses and other current liabilities	122,285	65,392
Developer exchange liability	84,337	80,912
Deferred revenue—current portion	1,295,464	1,070,230

Total current liabilities	1,510,355	1,228,546
Deferred revenue—net of current portion	528,904	484,699
Operating lease liabilities	184,721	—
Other long-term liabilities	505	22,109

Total liabilities	2,224,485	1,735,354
Commitments and contingencies
Convertible Preferred Stock
Convertible preferred stock, Series A, B, C, D, D-1, E, F, and G $0.0001 par value, zero and 349,522 shares authorized as of March 31, 2021, and December 31, 2020, respectively; zero and 337,235 shares issued and outstanding as of March 31, 2021, and December 31, 2020, respectively; aggregate liquidation preference of zero and $335,654 as of March 31, 2021, and December 31, 2020, respectively	—	344,827
Stockholders’ Equity (Deficit)
Preferred stock; $0.0001 par value per share; 100,000 and zero shares authorized as of March 31, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—

Common stock, $0.0001 par value; 5,000,000 and 740,000 authorized as of March 31, 2021, and December 31, 2020, respectively, 568,894 and 201,327 shares issued and outstanding as of March 31, 2021, and December 31, and 2020, respectively; Class A common stock—4,935,000 and 675,000 shares authorized as of March 31, 2021, and December 31, 2020, respectively; 515,307 and 144,039 shares issued and outstanding as of March 31, 2021, and December 31, 2020, respectively; Class B common stock—65,000 shares authorized as of March 31, 2021, and December 31, 2020, respectively, 53,587 and 57,287 shares issued and outstanding as of March 31, 2021, and December 31, 2020, respectively

	57	20
Additional paid-in capital	1,199,833	239,792
Accumulated other comprehensive income	90	90
Accumulated deficit	(626,507)	(492,290)

Total Roblox Corporation stockholders’ equity (deficit)	573,473	(252,388)
Noncontrolling interests	18,121	20,007

Total stockholders’ equity (deficit)	591,594	(232,381)

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$2,816,079	$1,847,800

ROBLOX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Consolidated net loss	$(136,103)	$(74,877)
Adjustments to reconcile net loss including noncontrolling interests to net cash provided by (used in) operations:
Depreciation and amortization	16,620	9,085
Stock-based compensation expense	50,744	42,257
Change in fair value of warrants	—	1,890
Other non-cash charges/(credits)	(52)	302
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	13,256	1,183
Accounts payable	(782)	669
Prepaid expenses and other current assets	(10,967)	(7,301)
Operating lease right of use assets	(9,173)	—
Other assets	(3,401)	902
Developer exchange liability	3,425	(1,454)
Accrued expenses and other current liabilities	16,273	3,269
Other long-term liability	304	1,713
Operating lease liabilities	17,148	—
Deferred revenue	269,439	88,769
Deferred cost of revenue	(62,262)	(22,878)

Net cash provided by operating activities	164,469	43,529

Cash flows from investing activities:
Acquisition of property and equipment	(22,133)	(8,921)
Purchases of short-term investments	—	(5,991)
Maturities of short-term investments	—	21,000
Purchases of intangible assets	(256)	—

Net cash (used in)/provided by investing activities	(22,389)	6,088

Cash flows from financing activities:
Proceeds from issuance of preferred stock for warrant exercises	—	147
Proceeds from issuance of common stock	30,221	1,282
Net proceeds from issuance of preferred stock	534,286	149,669

Net cash provided by financing activities	564,507	151,098

Effect of exchange rate changes on cash and cash equivalents	—	(1)

Net increase in cash and cash equivalents	706,587	200,714
Cash and cash equivalents
Beginning of period	893,943	301,493

End of period	$1,600,530	$502,207

Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for income taxes	—	—

Supplemental disclosure of noncash investing and financing activities:
Property and equipment additions in accounts payable and accrued expenses	$9,476	$20,988
Conversion of convertible preferred stock to common stock upon direct listing	$879,113	—

Use of Non-GAAP Financial measures

This press release and the accompanying tables contain the non-GAAP financial measures bookings and free cash flow.

We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance. Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Bookings is equal to the amount of virtual currency purchased by users in a given period of time. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Free cash flow represents the net cash provided by operating activities less purchases of property, equipment, and intangible assets. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets, can be used for strategic initiatives, including investing in our business, making strategic acquisitions, and strengthening our balance sheet.

Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.

A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.

Non-GAAP to GAAP Reconciliation

	Three Months Ended March 31,
	2021	2020
	(dollars in thousands)
Bookings	$652,277	$249,576

The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented:

	Three Months Ended March 31,
	2021	2020
	(dollars in thousands)
Reconciliation of revenue to bookings:
Revenue	$386,976	$161,570
Add (deduct):
Change in deferred revenue	269,439	88,769
Other	(4,138)	(763)

Bookings	$652,277	$249,576

	Three Months Ended March 31,
	2021	2020
	(dollars in thousands)
Free cash flow	$142,080	$34,608

The following table presents a reconciliation of net cash from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented:

	Three Months Ended March 31,
	2021	2020
	(dollars in thousands)
Reconciliation of net cash from operating activities to free cash flow:
Net cash provided by operating activities	$164,469	$43,529
Add (deduct):
Acquisition of property and equipment	(22,133)	(8,921)
Purchases of intangible assets	(256)	—

Free cash flow	$142,080	$34,608

Acquisition of property and equipment primarily includes servers, infrastructure equipment and tenant improvements.

About Roblox

Roblox’s mission is to build a human co-experience platform that enables shared experiences among billions of users. Every day, tens of millions of people around the world have fun with friends as they explore millions of immersive digital experiences. All of these experiences are built by the Roblox community, made up of millions of creators. We believe in building a safe, civil, and diverse community—one that inspires and fosters creativity and positive relationships between people around the world. For more information, please visit corp.roblox.com.

ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2021 Roblox Corporation. All rights reserved.

Contacts

Anna Yen

Roblox Investor Relations

ir@roblox.com

Teresa Brewer

Roblox Corporate Communications

press@roblox.com